Exhibit 7.7


                             Joint Filing Agreement

     This will confirm the agreement by and among all the undersigned that Amendment No. 1 to the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the shares of the Common Stock, $1.00 par value, of Rite Aid Corporation, a Delaware corporation, and 8% Series D Cumulative Convertible "Pay-In-Kind" Preferred Stock, par value $1.00 per share, convertible into Common Stock, of Rite Aid Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

     The undersigned further agree that each party hereto is responsible for timely filing of Amendment No. 1 to such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

     This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





     Green Equity Investors III, L.P.
     By: GEI Capital III, LLC, its general partner

        By:      /s/ Jonathan D. Sokoloff               Date: June 18, 2002
         -----------------------------------
        Name:    Jonathan D. Sokoloff
        Title:   Manager


     Green Equity Investors Side III, L.P.
     By: GEI Capital III, LLC, its general partner

        By:      /s/ Jonathan D. Sokoloff               Date: June 18, 2002
         -----------------------------------
        Name:    Jonathan D. Sokoloff
        Title:   Manager


      GEI Capital III, L.L.C.

      By:      /s/ Jonathan D. Sokoloff                  Date: June 18, 2002
         -----------------------------------
        Name:    Jonathan D. Sokoloff
        Title:   Manager


      LGP Management, Inc.

      By:      /s/ Jonathan D. Sokoloff                  Date: June 18, 2002
         -----------------------------------
        Name:    Jonathan D. Sokoloff
        Title:   Vice President


      Leonard Green & Partners, L.P.
      By: LGP Management, Inc., its General Partner

        By:      /s/ Jonathan D. Sokoloff                Date: June 18, 2002
         -----------------------------------
        Name:    Jonathan D. Sokoloff
        Title:   Vice President


        /s/ Leonard I Green                              Date: June 18, 2002
        -------------------------------------
        Leonard I. Green


        /s/ Jonathan D. Sokoloff                         Date: June 18, 2002
        -------------------------------------
        Jonathan D. Sokoloff